EXHIBIT (8)(s)(8)

AMENDMENT No. 9 TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT (FRANKLIN)

Amendment No. 9 to

Amended and Restated Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (The “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Life Insurance Company (the “Company”) or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated May 1, 2007, and subsequently amended July 30, 2007, January 10, 2008, November 1, 2008, October 1, 2010, October 31, 2011, March 1, 2012, January 15, 2013 and May 1, 2013, (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of September 1, 2013.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By: /s/ Steven M. Kluever
Name: Steven M. Kluever
Title: Vice President

The Company:	TRANSAMERICA LIFE INSURANCE COMPANY

By: /s/ John Mallett
Name: John Mallett
Title: Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

By: /s/ Brenda L. Smith
Name: Brenda L. Smith
Title: Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No

PFL Corporate Account One	No
Retirement Builder Variable Annuity Account	Yes
Separate Account VA B	Yes
Transamerica Corporate Separate Account Sixteen	Yes
Separate Account VUL-4 of Transamerica Life Insurance Company	Yes
Separate Account VUL-5 of Transamerica Life Insurance Company	Yes
Separate Account VUL-6 of Transamerica Life Insurance Company	Yes

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